                                                                   EXHIBIT 10.10




                            CONVERSION AGREEMENT

                               by and between

                     ARNOLD PALMER GOLF MANAGEMENT LLC,
                    a Delaware limited liability company

                                     and

                             ORONOQUE GOLF, LLC,
                    a Delaware limited liability company

                               as Transferors,

                                     and

                          APGM LIMITED PARTNERSHIP,
                       a Delaware limited partnership

                                as Transferee

                              TABLE OF CONTENTS

ARTICLE                                                                     PAGE
-------                                                                     ----
1    DEFINITIONS ...........................................................   2
     1.1  Definitions ......................................................   2

2    CONVERSION; LEASE-BACK ................................................   6
     2.1  Conversion; Other Consideration ..................................   6
     2.2  Property Lease ...................................................   7

3    ACCREDITED INVESTOR AND PROSPECTUS ....................................   7
     3.1  Accredited Investor ..............................................   7
     3.2  Prospectus .......................................................   8

4    REPRESENTATIONS AND WARRANTIES ........................................   8
     4.1  Representation and Warranties of Transferors .....................   8
     4.2  Representation and Warranties of Transferee ......................  16

5    COVENANTS .............................................................  17
     5.1  Transferors' Covenants ...........................................  17
     5.2  Transferee's Covenants ...........................................  18

6    CONDITIONS PRECEDENT ..................................................  18
     6.1  Conditions Precedent to the Obligations of Transferee ............  18
     6.2  Conditions Precedent to the Obligations of Transferors ...........  19

7    CLOSING ...............................................................  19
     7.1  Time and Place ...................................................  19
     7.2  Transferors' Deliveries ..........................................  19
     7.3  Transferee's Deliveries ..........................................  20
     7.4  Concurrent Transactions ..........................................  21

8    INDEMNIFICATION .......................................................  21
     8.1  Transferors' Indemnity ...........................................  21
     8.2  Transferee's Indemnity ...........................................  21

9    DEFAULT ...............................................................  22
     9.1  Transferee Default ...............................................  22
     9.2  Transferors' Default .............................................  22

10   BROKERAGE .............................................................  23


ARTICLE                                                                     PAGE
-------                                                                     ----


     10.1 Brokerage ........................................................  23

11   NOTICES ...............................................................  23
     11.1 Notices ..........................................................  23

12   ADDITIONAL COVENANTS ..................................................  24
     12.1  Entire Agreement, Amendments and Waivers ........................  24
     12.2  Further Assurances ..............................................  24
     12.3  Survival and Benefit ............................................  24
     12.4  No Third Party Benefits .........................................  24
     12.5  Transferee's Investigation and Inspections ......................  24
     12.6  Interpretation ..................................................  24
     12.7  Governing Law ...................................................  25
     12.8  Attorneys' Fees .................................................  25
     12.9  Assignment ......................................................  25
     12.10 Offer and Acceptance ............................................  25

Exhibit 1 - Contribution Agreements
Exhibit 2 - Description of the Land
            Schedule A(1)
            Schedule A(2)
Exhibit 3 - Liabilities
Exhibit 4 - Litigation
Exhibit 5 - Labor Matters

                            CONVERSION AGREEMENT


     THIS CONVERSION AGREEMENT ("Agreement") is made and entered into as of May 14, 1998, by and among ARNOLD PALMER GOLF MANAGEMENT LLC, a Delaware limited liability company ("APGM LLC"), ORONOQUE GOLF, LLC, a Delaware limited liability company ("Oronoque") (collectively "Transferors"), and APGM LIMITED PARTNERSHIP, a Delaware limited partnership ("Transferee").


                                  RECITALS


     A. Transferors are engaged in, among other things, the business of operating, managing and leasing golf courses (the "Business").

     B. Transferors and their principals are in the process of sponsoring a real estate investment trust ("REIT"), the shares of which will be offered to the public pursuant to an initial public offering (the "IPO") of common shares of beneficial interest ("Common Shares"). As part of the IPO, it is contemplated that (i) the REIT will become the managing general partner of Transferee, (ii) the limited partnership interests in Transferee shall be divided into units of limited partnership interest in Transferee ("Units"), and
(iii) the holders of Units will have the right to redeem Units for Common Shares (on a one Unit for one share of Common Shares basis) or the cash equivalent, subject to the restrictions and limitations which will be established by an amended and restated partnership agreement of Transferee and the organizational documents for the REIT which are in effect as of the consummation of the date of the IPO.

     C. Prior to the date hereof, (i) Transferors have contributed the Property (as hereinafter defined) to Transferee, commonly known as the Oronoque Country Club, located in Stratford, Connecticut, and the Brierwood Country Club, located in Hamburg, New York, in consideration of Transferors' receipt of partnership interests in Transferee, and (ii) Transferee has acquired fee interests in and to four (4) other golf course properties (the "Paloma Properties") from third party seller(s) thereof, commonly known as The Fox Valley Club, Lancaster, New York, the Tan Tara Golf Club, North Tonawanda, New York, the Emerald Valley Golf Club, Creswell, Oregon, and the Minebrook Golf Club, Hackettstown, New Jersey.

     D. In connection with the IPO, Transferors shall cause Palmer Management, LLC, a Delaware limited liability company ("Old GP"), to withdraw as the general partner of Transferee and shall execute and deliver the Amended and Restated Agreement of Limited Partnership of Transferee and Transferee shall
(a) convert the then existing limited partnership interests in Transferee held by the Transferors (the "Interest") into Units as provided hereinbelow, (b) grant APGM LLC an option to purchase 75,000 Units at the IPO price (the "Options") and (iii) pay APGM LLC the amount of $5,000,000 (the "Cash Consideration").

The Options and the Cash Consideration received by APGM LLC will constitute consideration for APGM LLC's prior capital contribution to the Partnership of the proceeds used to acquire the Paloma Properties.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferors and Transferee agree as follows:


                                  ARTICLE 1

                                 DEFINITIONS

     1.1 DEFINITIONS. When used herein, the following terms shall have the respective meanings set forth opposite each such term:

          (a)  ACCREDITED INVESTOR.  As defined in Section 3.1.

          (b) AGREEMENT. This Conversion Agreement, including the Exhibits attached hereto which are by this reference incorporated herein and made a part hereof.

          (c) APGM LLC. As defined in the opening paragraph of this Agreement.

          (d)  CASH CONSIDERATION.  As defined in the Recitals hereto.

          (e) CLOSING. The closing of transactions contemplated by this Agreement, as described in Article 7 of this Agreement.

          (f)  CLOSING DATE.  The date of closing determined pursuant to
     Section 7.1 of this Agreement.

          (g)  COMMON SHARES.  As defined in the Recitals hereto.

          (h) CONTRACTS. All written or oral: (i) insurance, management, leasing, service, maintenance, operating, repair, collective bargaining, employment, employee benefit, severance, franchise, licensing, supply, purchase, consulting, professional service, advertising, promotion, public relations and other contracts and commitments in any way relating to the Property or any part thereof, together with all supplements, amendments and modifications thereto; and (ii) equipment leases and all rights and options of Transferors or Transferee thereunder, including rights to renew or extend the term or purchase the leased equipment, entered into by Transferors, Transferee or their affiliates, relating to equipment located in or upon the Property or used in connection therewith, together with all supplements, amendments and modifications thereto.

          (i) CONTRACT DATE. The date Transferors deliver to Transferee an original, fully executed counterpart of this Agreement, which date shall be set forth in the introductory paragraph of this Agreement.

          (j) ENVIRONMENTAL LAWS. All current and future federal, state and local statutes, regulations, ordinances and rules relating to (i) the emission, discharge, release or threatened release of a Hazardous Material into the air, surface water, groundwater or land; (ii) the manufacturing, processing, use, generation, treatment, storage, disposal, transportation, handling, removal, remediation or investigation of a Hazardous Material; or (iii) the protection of human health, safety or the indoor or outdoor environment, including without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Occupational Safety and Health Act, all amendments thereto, all regulations promulgated thereunder, and their state or local statutory and regulatory counterparts.

          (k) HAZARDOUS MATERIAL. Any solid, liquid or gaseous substance, chemical, compound, product, byproduct, waste or material that is or becomes regulated, defined or designated by any applicable federal, state or local governmental authority or by any Environmental Law as hazardous, extremely hazardous, imminently hazardous, dangerous or toxic, or as a pollutant or contaminant, and shall include, without limitation, asbestos, polychlorinated biphenyls, and oil, petroleum, petroleum products and petroleum byproducts.

          (l)  INTEREST.  As defined in The Recitals hereto.

          (m)  IPO.  As defined in the Recitals hereto.

          (n)  IPO CONDITION.  As defined in Section 6.3.

          (o) INTEREST CONVERSION. Shall mean the issuance to Transferors concurrently with the Closing of that number of Units which will result in Transferors owning a number of Units equal to:

               (i) the total number of Units outstanding, as set forth in the Prospectus, exclusive of any Units issuable in connection with any over allotment option granted to any underwriter in the IPO;

                                     minus

               (ii) the total number of Units owned by the REIT as reflected in the Prospectus;

                                    minus

               (iii) the total number of Units issued pursuant to those Contribution Agreements described in Exhibit 1 hereto.

          (p) IMPROVEMENTS. Any and all buildings and improvements located on the Land. Improvements shall include any and all cart paths, tees, greens, holding ponds, water wells, effluent systems, irrigation lines, drainage facilities, pump stations, cart barns, entrance signage and pavilions located on the Land.

          (q) INVENTORY. Any and all maintenance facility inventory and all other inventory of goods owned by Transferors and/or Transferee and held for resale in connection with the operation of the subject Property including, without limitation, golf equipment and golf related goods sold in the pro shops and food and beverage items sold at the clubhouse facilities and elsewhere throughout each golf course.

          (r) LAND. The land legally described on Exhibit 2 attached hereto and incorporated herein by this reference.

          (s) LEGAL REQUIREMENTS. All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, orders, directions and requirements of all governments and governmental authorities having jurisdiction of the Property (including, for purposes hereof, any local Board of Fire Underwriters), and the operation thereof, and all deed restrictions or other covenants, restrictions, or agreements, site plan approvals, zoning or subdivision regulations and urban redevelopment plans governing or regulating the use or operation of the Property.

          (t)  LESSEE.   APGM LLC, or any wholly owned affiliate of APGM LLC,
     or any other affiliate of APGM LLC as may be designated by APGM LLC, in a written notice thereof delivered to Transferee no later than thirty (30) days following the Contract Date (which other affiliate shall, in any event, be subject to the reasonable approval of Transferee as more particularly described in Section 2.2 hereof).

          (u) LESSEE PROPERTY. Collectively, the Inventory, the Membership Agreements, the Contracts and the Operating Permits.

          (v)  LICENSES AND PERMITS.   All (i) licenses, permits, franchises,
     certifications, authorizations, approvals, certificates of occupancy and entitlements issued, approved or granted by any governmental authority or body having jurisdiction over the Property and relating to the operation, ownership or maintenance of the Property or any part thereof; (ii) development rights in any way related to or used in connection with the Property and its operations; and (iii) licenses, certifications, authorizations, approvals, easements and rights of way required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Property; provided that the term "Licenses and Permits" shall not include Operating Permits.

          (w) LOAN DOCUMENTS. All loan agreements, notes, mortgages, deeds of trust, assignments, guarantees, indemnitees and other instruments evidencing, securing, guarantying or otherwise relating to any mortgage or secured financing currently encumbering the Property.

          (x)  MEMBERSHIP AGREEMENTS.  As defined in Section 4.1(g).

          (y)  OFFEREES.  As defined in Section 3.1.

          (z) OPERATING PERMITS. All licenses, permits and other authorizations or approvals granted by any governmental authority or other body having jurisdiction over the Property which relate solely to the business operations currently being conducted at the Property (e.g. liquor licenses, restaurant permits and licenses and health spa licenses) and which would remain in full force and effect if held by APGM LLC or its affiliates as the lessee of the Property pursuant to the Property Lease.

          (aa)  OTHER CONTRIBUTION AGREEMENTS.  As specifically described in
     Exhibit 1.

          (ab)  PALOMA PROPERTIES.  As defined in the Recitals hereto.

          (ac) PERMITTED TITLE EXCEPTIONS. Those exceptions to title to the Property set forth in the title policies heretofore issued in favor of Transferee relative to the Land and Improvements.

          (ad) PERSONAL PROPERTY. All machinery, vehicles, spare parts, supplies, equipment, fixtures, furnishings and other tangible personal property of every kind and character (excluding, however, the Inventory) owned by Transferors and/or Transferee and situated in or upon or used in connection with the operation or maintenance of the Property or any part thereof, and all replacements, additions or accessories thereto between the Contract Date and the Closing Date.

          (ae) PROPERTY. Collectively, the Land and Improvements, the Personal Property, the Licenses and Permits, the Trade Names and Trademarks, the Warranties, and all tangible and intangible assets arising out of or relating to the foregoing (excluding, however, the Lessee Property described herein) all of which has heretofore been contributed by Transferors to Transferee and being commonly referred to as the Oronoque Country Club, Stratford, Connecticut, and the Brierwood Country Club, Hamburg, New York.

          (af)  PROPERTY LEASE.  As defined in Section 2.2.

          (ag)  PROSPECTUS.  As defined in Section 3.2.

          (ah)  REIT.  As defined in the Recitals hereto.

          (ai)  SECURITIES ACT.  As defined in Section 3.2.

          (aj) TRANSFERORS. Shall mean, collectively, Arnold Palmer Golf Management LLC and its subsidiary Oronoque Golf, LLC.

          (ak) TRADE NAMES AND TRADEMARKS. All of Transferee's rights in and to any and all trade names and trademarks relating to the current operations at the Property and previously transferred from Transferors to Transferee, and any and all derivatives and forms thereof, together with all other service marks and logos, whether or not registered, relating to the current operations at the Property and previously transferred from Transferors to Transferee.

          (al)  UNITS.  As defined in the Recitals hereto.

          (am) WARRANTIES. All guarantees and warranties in effect with respect to the Property or any portion thereof, which, by their terms, shall survive Closing, including, without limitation, all guarantees and warranties of contractors, materialmen, manufacturers, mechanics or suppliers who have been engaged by Transferors or any of their agents to furnish labor, materials, equipment or supplies to all or any portion of the Property.


                                  ARTICLE 2

                           CONVERSION; LEASE-BACK

     2.1 CONVERSION; OTHER CONSIDERATION. Subject to the conditions and on the terms contained in this Agreement, Transferors' Interest shall be converted at Closing, into the number of Units as determined by the Interest Conversion.
The ratio of the number of such Units to be held by APGM LLC and Oronoque shall be determined by the mutual agreement of APGM LLC and Oronoque. In addition, subject to the conditions contained herein, at Closing, Transferee shall (i) grant APGM LLC the Options, and (ii) pay Transferors the Cash Consideration (which Cash Consideration shall be payable in cash or by cashier's check or wire transfer of funds and shall be payable to such party or parties as Transferors shall mutually designate). The Options and the Cash Consideration received by APGM LLC will constitute consideration for APGM LLC's prior capital contribution to the Partnership of the proceeds used to acquire the Paloma Properties.

     2.2 PROPERTY LEASE. Notwithstanding anything herein to the contrary, it is understood and agreed that Transferee, as lessor, and APGM LLC, as lessee, shall be entering into one or more leases for the Property and the Paloma Properties (collectively, the "Property Lease") commencing upon the Closing Date, in form and substance designated by Transferee (which shall be in substantially the same form as heretofore agreed upon for the Crofton, Maryland golf course property). In the event APGM LLC desires an entity other than APGM LLC or a wholly owned affiliate of APGM LLC to be the "Lessee" under the Property Lease, APGM LLC shall deliver notice to Transferee, within thirty (30) days following the Contract Date, identifying the entity which they proposes to be the lessee under the Property Lease, and APGM LLC shall thereafter deliver to Transferee such other information concerning such proposed lessee as Transferee may request. Transferee shall have the right to approve any entity designated by APGM LLC (other than a wholly owned affiliate of APGM LLC) to be the lessee under the Property Lease, which approval shall not be unreasonably withheld. Upon such approval (or, in case of any wholly owned affiliate of APGM LLC, where no approval of Transferee shall be required), the entity so designated shall be the "Lessee" under the Property Lease being entered into at Closing, and, at Closing, Transferors and Transferee shall convey all of their respective right, title and interest in and to the Lessee Property to said Lessee by assignment or other conveyance documents acceptable to Lessee and Transferee. If Transferee does not so approve the proposed entity as lessee under the Lease, then APGM LLC or a wholly owned affiliate of APGM LLC (as designated by APGM LLC) shall be the "Lessee" thereunder.


                                  ARTICLE 3

                     ACCREDITED INVESTOR AND PROSPECTUS

     3.1 ACCREDITED INVESTOR. Transferee acknowledges that the issuance of Units to Transferors pursuant to this Agreement are sales exempt from registration under the Securities Act (as defined in Section 3.4 below) and that the issuance of said Units will be based upon the representation and warranty of Transferors that Transferors and every person that is a member of Transferors (collectively, all of such persons are referred to herein as "Offerees") is an "Accredited Investor", as such term is defined in Rule 501(a) promulgated under the Securities Act. Transferors shall cause each Offeree to whom Units will be distributed ("Recipient Offeree") to execute and deliver an Investor Questionnaire in form and substance satisfactory to Transferee to the effect that the proposed recipient of Units is an Accredited Investor. Transferors has heretofore delivered to Transferee a written notice identifying each of the Recipient Offerees. Transferors hereby agree to deliver to each Offeree an offering letter prepared by Transferee or its general partner and to cause each Recipient Offeree to provide to Transferee or its general partner such representations as Transferee may reasonably require with the advice of counsel in connection with such private placement of the Units meeting the requirements of Rule 506 under Regulation D.

     3.2 PROSPECTUS. Transferors understand that in connection with the IPO, Transferee will require certain information in order to comply with the Securities Act of 1933, as amended, the regulations promulgated thereunder, and any applicable states' securities laws governing the offering and sales of securities (collectively, the "Securities Act"), and such information will be used in the preparation of and/or included in a final prospectus (the "Prospectus") to be distributed in connection with the sale of the Common Shares of the REIT. Transferors agree to provide to Transferee, at Transferee's sole cost and expense (unless otherwise specified in this Agreement), all information which Transferee, the underwriters of the IPO and their respective attorneys or accountants deem necessary or desirable to prepare the Prospectus. Within ten (10) days after request therefore by Transferee, Transferors shall, from time to time, update and recertify any information previously provided by Transferors pursuant hereto. Transferors agree to carefully review the portions of the Prospectus concerning the Transferors and the Business to verify that such portions of the Prospectus do not contain any untrue statement of material fact and do not omit to state a material fact necessary in order to make the statements made in such portions of the Prospectus, in light of the circumstances under which they were made, not misleading. If Transferors find any portion of the Prospectus relating to the Transferors or the Business inaccurate, Transferors shall promptly notify Transferee in detail in writing as to the reasons it finds such portions of the Prospectus inaccurate so that the Prospectus may be modified. This Agreement is not intended to constitute an offering of securities under the Securities Act or otherwise, and no securities have been offered to Transferors by virtue hereof.


                                  ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES

     4.1 REPRESENTATION AND WARRANTIES OF TRANSFERORS. In connection with the Property heretofore contributed by Transferors to Transferee and to induce Transferee to execute, deliver and perform this Agreement, Transferors hereby represent and warrant to Transferee on and as of the Contract Date and, by an updated certificate to be delivered at Closing, on and as of the Closing Date, as follows:

           (a) OTHER REPRESENTATIONS AND WARRANTIES. All representations and warranties of Transferors appearing in other Sections of this Agreement are true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects as of the Closing Date, except to the extent any such representation or warranty expressly relates to a specific date, in which case it is and shall be true and correct in all material respects as of such specific date.

           (b) AUTHORITY. Transferors are duly organized and validly existing limited liability companies in good standing under the laws of the State of Delaware. Transferors have full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Transferors pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Transferors are and shall be duly authorized to sign the same on Transferors' behalf and to bind Transferors thereto. This Agreement and all documents to be executed pursuant hereto by Transferors are and shall be binding upon and enforceable against Transferors in accordance with their respective terms.

           (c) CONTRACTS. Transferors have provided to Transferee prior hereto, true, correct and complete copies of all material Contracts (i.e., meaning Contracts which have projected or actual payment obligations in excess of $25,000.00 during any quarterly period or which are otherwise material to the business operations currently being conducted at the Property). To Transferors' knowledge, there are no defaults under any of the Contracts and all of the Contracts are in good standing and in full force and effect. Transferors and Transferee shall assign all of their respective rights and obligations under the Contracts following the Closing to Lessee, as the operator of the business being conducted at the Property pursuant to the Property Lease.

           (d) LICENSES AND PERMITS. Transferors have provided to Transferee prior hereto a true, correct and complete list of all material Licenses and Permits. To Transferors' knowledge, Transferee currently possesses all Licenses and Permits necessary and required for the current ownership, use and maintenance the Property and each of the Licenses and Permits is in full force and effect and in good standing, and Transferors have not received notice of any intention on the part of the issuing authority to cancel, suspend or modify any of the Licenses and Permits or to take any action or institute any proceedings to effect such a cancellation, suspension or modification. To Transferors' knowledge, no notice to, filing or registration with, or License or Permit from, any governmental or regulatory body or authority, or any other person or entity is required to be made or obtained in connection with the execution, delivery or performance of this Agreement by Transferors. To Transferors' knowledge, the interests of Transferee in the Licenses and Permits are free and clear of all encumbrances and have not been assigned to any other person, other than collateral assignment thereof to the existing lender under the Loan Documents.

           (e) OPERATING PERMITS. Transferors have previously provided to Transferee, a true, correct and complete list of all material Operating Permits. To Transferors' knowledge, Transferors and/or Transferee currently possess all Operating Permits necessary and required for the lawful operation of the current business at the Property and each of the Operating Permits is in full force and effect and in good standing, and Transferors have not received notice of any intention on the part of the issuing authority to cancel, suspend or modify any of the Operating Permits or to take any action or institute any proceedings to effect such a cancellation, suspension or modification. To Transferors' knowledge no notice to, filing or registration with, or License or Permit from, any governmental or regulatory body or authority, or any other person or entity is required to be made or obtained in connection with the execution, delivery or performance of this Agreement by Transferors. To Transferors' knowledge, the interests of Transferors and/or Transferee in the Operating Permits are free and clear of all encumbrances and have not been assigned to any other person, other than collateral assignments thereof to the existing lender under the Loan Documents.

           (f) PERSONAL PROPERTY. Transferors have previously provided to Transferee a true, correct and complete list of the Personal Property. To Transferors' knowledge, Transferee has good and marketable title to the Personal Property and each item thereof free and clear of liens, security interests, encumbrances, leases and restrictions of every kind and description, except as previously disclosed and except for liens of the lender under the Loan Documents. The Personal Property is in good operating condition and repair, ordinary wear and tear excepted.

           (g) MEMBERSHIP. Transferors have previously provided to Transferee a true, correct and complete list of all of the members of any type of respective golf courses comprising the Property. The list describes all classes of memberships and all persons with any membership rights, including, without limitation, honorary and lifetime members and persons holding first offer and refusal rights. Except as may be disclosed in the membership agreements ("Membership Agreements") and other membership materials previously furnished to Transferee, Transferors have made no written or oral representations, covenants or agreements (including any rules, regulations or by-laws relating to membership or any correspondence delivered to members or prospective members), concerning
      (i) the total allowable number of members or classes of membership in the clubs; (ii) qualifications or approval required for new members, (iii) the amount of initiation fees, deposits, restrictions or waiver of monthly dues or other fees to be charged to the membership for their usage of the clubs, or (iv) rights of members of the clubs.

           (h) VIOLATIONS OF LAWS. To Transferors' knowledge, the Improvements have been constructed and are presently used and operated in material compliance with all Licenses and Permits and Operating Permits, all Legal Requirements and all covenants, easements and restrictions affecting the Property. Transferors have received no written notices of any violations of any Legal Requirements pertaining to the Property which have not been entirely corrected in all material respects.

           (i) CONDITION OF PROPERTY. Transferors have previously provided to Transferee a list of all reports, assessments and investigations commissioned by Transferors or within Transferors' possession or control relating to the physical condition of the Improvements and the condition of soils at the Land, and Transferors have delivered to Transferee true, correct and complete copies thereof. To Transferors' knowledge, the Improvements are structurally sound, weather tight and in good condition and repair. To Transferors' knowledge, there are no structural defects in any of the

      Improvements. To Transferors' knowledge, the soil condition of the Land is such that it will support all of the Improvements without need for additional subsurface excavations, fill, footings, caissons or other installations.

           (j) LITIGATION. Except as previously disclosed to Transferee and incorporated herein by this reference, Transferors have not been served with notice of any action, order, writ, injunction, judgment or decree outstanding, or of any claims, causes of action or other litigation or proceeding pending, nor, to the best of Transferors' knowledge, are any such matters threatened, with respect to (i) the ownership or operation of the Property or any part thereof (including, without limitation, disputes with mortgagees, governmental authorities, utilities, contractors, adjoining land owners or suppliers of goods or services),
      (ii) Transferors' ability to consummate the transactions contemplated hereby.

           (k) CONDEMNATION. There is no pending (i) condemnation of any part of the Property, or (ii) widening, change of grade or limitation on use of streets abutting the Property and, to the best of Transferors' knowledge, there is no existing, contemplated, threatened or anticipated
      (i) condemnation of any part of the Property, (ii) widening, change of grade or limitation on use of streets abutting the Property or (iii) change in the zoning classification of the Property.

           (l) ASSESSMENTS. Transferors have received no notice and have no knowledge of any pending liens, special taxes or assessments to be made against the Property by any governmental agency or authority, nor have Transferors received notice of any planned change in the tax assessment or assessed valuation of the Property. To the best of Transferors' knowledge, there are no other special taxes or special assessments levied against Transferors or the Property arising out of the specific use of the Property for operation as a golf course (as opposed to general business operation, for example: a special recreational or entertainment tax payable to the local municipality for the privilege of operating a golf course). The representation and warranty contained in this Section 6.1(l) shall not include income, sales, use, liquor, tobacco, real property, personal property, value added, ad valorem, gross receipts, license tax, business tax, employment and other similar taxes imposed by governmental agencies.

           (m) WATER. To Transferors' knowledge, the Property has sufficient water and water rights provided by the municipalities in which the Property is located, or otherwise, as required or necessary to (i) satisfy the requirements to operate the subject golf courses, and (ii) irrigate and maintain the subject golf courses in a first class condition, and all permits and licenses required to use said water have heretofore been transferred to Transferee.

           (n) UTILITIES. To Transferors' knowledge, all water, sewer, gas, electric, telephone and drainage facilities and all other utilities and public or quasi-public improvements upon or adjacent to the Property required by law or for the normal operation of the Property are installed, are connected under valid permits, are in good working order, are adequate to service the Property and are fully paid for. Transferors have no knowledge of any fact or condition which would result in the termination or impairment in the transmitting of utility services to the Property.

           (o) Intentionally Omitted.

           (p) NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement by Transferors, or any related documents or instruments, nor the consummation of the transactions contemplated hereby, nor compliance by Transferors with any of the provisions hereof, will (a) result in a breach of or constitute a default under any agreement to which Transferors are bound, or (b) violate or conflict with any provision of the organizational documents of Transferors, or (c) violate, conflict with, or result in a breach of any provision of, or constitute a default under, or result in the termination or acceleration under, or result in the creation of any encumbrance upon the Property under, any material contract, commitment, agreement or other instrument or obligation to which Transferors are a party or by which the Property is bound, or (d) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, or any other body, by or to which Transferors or the Property are or may be bound or subject, or (e) violate, conflict with or result in a default or breach under, any license, permit or other governmental authorization (such matter described in this clause (e) being referred to as a "License Violation"), which License Violation would reasonably be expected to have a material adverse affect on the Property or on Transferors' ability to consummate the transactions contemplated hereby.

           (q) LABOR MATTERS. Except as described in Exhibit 5 attached hereto, Transferors are in material compliance with all applicable laws respecting employment practices, terms and conditions of employment, management-labor relations and wages and hours which are in effect as of the date of this Agreement. With respect to the Property, (i) Transferors are not a party to any labor agreement with any labor organization, (ii) there is no unfair labor practice charge or complaint against Transferors pending or threatened before the National Labor Relations Board, (iii) there is no labor strike or labor disturbance pending or, to Transferors' knowledge, threatened against Transferors nor is any material written grievance currently being asserted, (iv) Transferors have not experienced a work stoppage or work slowdown at any time during the three (3) years prior to the Contract Date, and (v) there is, to Transferors' knowledge no organization campaign being conducted and no dispute as to representation of any employee of Transferors. All employment contracts or similar arrangements entered into by Transferors, whether written or oral, are of a type that can be effectively terminated by Transferors on or before the expiration or earlier termination of the Property Lease and, in any event, Transferee shall have no obligations or liabilities under such employment contracts or similar arrangements entered into by Transferors at any time, whether before or after the expiration or termination of the Property Lease, unless expressly assumed by Transferee.

           (r) ENVIRONMENTAL MATERIALS. Transferors have previously provided to Transferee a list of all reports, assessments, investigations or audits commissioned by Transferors or within Transferors' possession or control relating to the environmental condition of, or environmental issues concerning, the Property ("Transferors' Environmental Reports"). Transferors have heretofore delivered to Transferee correct and complete copies of the Transferors' Environmental Reports. Except as may be disclosed in Transferors' Environmental Reports, and to Transferors' knowledge, no Hazardous Material is or has been used, generated, manufactured, processed, treated, stored, transported, incinerated, released or disposed of in, on, under, to or from the Property, except in strict compliance with all applicable Environmental Laws. Except as may be disclosed in Transferors' Environmental Reports, and to Transferors' knowledge, no underground storage tank currently exists or has ever existed in, on or under the Property. Except as may be disclosed in Transferors' Environmental Reports, and to Transferors' knowledge, no asbestos containing material is present within or on the Property.
      Except as may be disclosed in Transferors' Environmental Reports and to Transferors' knowledge, no part of the Property has been used for landfill, dumping or other waste disposal activities or operations, excluding disposal of grass cuttings, landscape clippings, pruning debris, leaves, vegetation and similar matters. Transferors have not received notice, and Transferors have no knowledge, of any prior owner or occupant of the Property receiving, any citation, directive, demand, pleading, complaint, claim, inquiry, notice of potential responsibility, notice of violation, order, notice of investigation, or other written communication, actual or threatened, from any governmental authority, or any person or entity, regarding (a) the existence of any Hazardous Material in, on, under, or migrating to or from, the Property in excess of levels permissible under applicable Environmental Laws; or (b) the potential liability or responsibility of Transferors, or any past or present owner or occupant of the Property, under any Environmental Law.

           (s) BANKRUPTCY. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Transferors' knowledge, threatened against Transferors or any members of Transferors, nor are any of such proceedings contemplated by Transferors or any members of Transferors.

           (t) TAXES. Other than as disclosed in the tax bills previously delivered to Transferee, Transferors have received no notice that any real property taxes or special assessments or charges have been levied against the Property or will result from work, activities or improvements done to the Property by Transferors. Transferors have no knowledge and Transferors have received no notice of any intended public improvements which will result in any new charge being levied against, or in the creation of any new lien upon, the Property or any portion thereof. Transferors have no knowledge and have received no notice of any intended changes in the assessed valuation of the Property.

           (u) CERTIFICATES OF OCCUPANCY. Transferors have received a certificate of occupancy or other similar certificate permitting lawful occupancy of the Property and, to Transferors' knowledge, Transferors have received all other approvals of governmental authorities required in connection with the operation of the Property as golf course facilities.

           (v) ENCUMBRANCES. To Transferors' knowledge, the current interest of Transferee in the Licenses and Permits, Property, Trade Names and Trademarks and Warranties is free and clear of all encumbrances and has not been assigned to any other person, except for the security interests in the Property previously disclosed to Transferee and except for the Loan Documents.

           (w) EASEMENTS AND RIGHTS OF WAY. To Transferors' knowledge, Transferee has heretofore obtained all easements and rights-of-way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties for the current use of the Property, and to make use of all utilities serving the Property and to insure vehicular and pedestrian ingress and egress to and from the Property.

           (x) BROKERS. Transferors have not entered into any agreement or arrangement, and have no understanding, with any person or entity to pay, or to obligate Transferee to pay, any finder's fee, brokerage commission or similar payment in connection with any of the transactions contemplated by this Agreement.

           (y) WETLANDS AND ENDANGERED SPECIES. Except as previously disclosed to Transferee, and to Transferors' knowledge, there are no portions of the Property which constitute (i) "wetlands" under any applicable, federal, state or local law, ordinance or regulation, or (ii) habitat for any species which is deemed to be endangered under any applicable federal, state or local law, ordinance or regulation.

           (z) NO MECHANICS' LIENS. Transferors have paid for all material supplied and services performed with respect to the Property, under contracts entered into by Transferors and of a type for which a mechanic's lien may be filed.

           (aa) GRAVEYARD. To Transferors' knowledge, no portion of the Property is or has been used as a graveyard.

           (ab) WASTE DISPOSAL ACTIVITIES. Transferors have provided Transferee, prior hereto, a true, correct and complete list setting forth
      (i) all waste management activities
      at the Property initiated or controlled by Transferors, and to Transferors' knowledge, all waste management activities at the Property initiated or controlled by any other party, (ii) to Transferors' knowledge, all sites to which Transferors have directly or indirectly released, stored, dumped, buried, injected, treated, or otherwise disposed of, hazardous substances or hazardous waste or other toxic or hazardous material generated at the Property, and (iii) all parties with whom Transferors contracted to do the same.

           (ac) LIABILITIES. Except as disclosed prior hereto, or as otherwise set forth in the items listed in Exhibits to this Agreement (including, without limitation, the obligations and liabilities described in Exhibit 3 attached hereto), there are no material obligations or liabilities arising based upon Transferors' actions which shall be binding upon Transferee or the Property after Closing.

           (ad) FIRPTA REPRESENTATION. Transferors are not a "foreign person" within the meaning of Section 1445 of the Code.

           (ae) TRADEMARKS AND TRADENAMES; PROPRIETARY RIGHTS. To Transferors' knowledge, there are no actions or other judicial or administrative proceedings involving Transferors or the Property pending, or threatened that concern any copyrights, copyright application, trademarks, trademark registrations, trade names, service marks, service mark registrations, trade names and trade name registrations or any trade secrets heretofore transferred to Transferee (the "Proprietary Rights"). To Transferors' knowledge, Transferee has the right and authority to use each Proprietary Right necessary in connection with the operation of the Property in the manner in which it is currently used. To Transferors' knowledge, the current use of the Proprietary Rights does not, and did not in the past, conflict with, infringe upon or violate any copyright, trade secret, trademark or registration of any other person. There are no outstanding or, to Transferors' knowledge, threatened disputes or disagreements with respect to any Proprietary Right or any license, contract, agreement or other commitment, written or oral, relating to the same.

           (af) COMPLIANCE WITH ERISA. To Transferors' knowledge, Transferors are not in default with respect to any of their obligations under any plan, agreement or trust, and Transferors have filed or caused to be filed all reports with respect to the foregoing required by, and is otherwise in compliance with, the Employees Retirement Income Security Act of 1974, as amended, and all rules and regulations thereunder with respect thereto.

           (ag) NO OTHER AGREEMENTS TO SELL. Transferors have not made any agreement with, and has no obligation (absolute or contingent) to, any person or firm other than Transferee (a) to sell, transfer or in any way encumber (except for Permitted Title Exceptions) the Property or (b) to enter into any agreement with respect to a sale, transfer or encumbrance or put or call or other purchase option right with respect to the

      Property, except for certain option rights relating to a driving range parcel located at the Oronoque property granted pursuant to that certain Option and Right of First Refusal Agreement dated December 3, 1996 by and between ST. Realty and Oronoque Golf, LLC (a true and correct copy of which has heretofore been delivered to Transferee).

      The representations and warranties of Transferors contained in this
Section 4.1 shall be deemed remade by Transferors as of the Closing with the same force and effect as if made at that time, except to the extent that any such representation or warranty expressly relates to a specific date, in which case it shall be true and correct in all material respects as of such specific date. Transferors shall give written notice to Transferee of any information that makes any representation and warranty untrue within five (5) business days of obtaining such information. The representation and warranty of Transferors set forth in Section 4.1(b), as well as Transferee's right to enforce and/or seek damages for any breach of the same, shall survive the Closing and continue in full force and effect indefinitely. All other representations and warranties of Transferors set forth in Section 4.1, as well as Transferee's right to enforce and/or seek damages for any breach of the same, shall survive the Closing for a period of one (1) year (i.e., meaning that Transferee must give notice to Transferors of such claim prior to the expiration of said one
(1) year period).  Notwithstanding anything to the contrary contained in this
Section 4.1, (i) Transferee shall have no right to enforce or seek damages for any breach of representations and warranties unless the total damage resulting from any such breaches, in the aggregate, as estimated by Transferee in good faith, exceeds Fifty Thousand Dollars ($50,000.00), and (ii) Transferors' maximum liability for all such breaches shall not exceed the sum of (A) the total value of the Property, based upon the Units given and cash paid as consideration, plus (B) the total value of all other Units received by Transferors and/or their Affiliates pursuant to the Other Contribution Agreements. As used in this Section 4.1, the phrase "to Transferors' knowledge" shall mean the actual knowledge of Peter Nanula, George Haworth, Bryan Noreen, Daryl Jones, Jim Ellison and Tom Ahern, General Manager of Brierwood Country Club, and Jim Lyman, General Manager of Oronoque Country Club.

     4.2 REPRESENTATION AND WARRANTIES OF TRANSFEREE. Transferee hereby represents and warrants to Transferors, as of the date hereof and as of the Closing Date, as follows:

           (a) ORGANIZATION, STANDING AND PARTNERSHIP AUTHORITY. Transferee is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to enter into and perform this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance hereof and the consummation of the transactions contemplated hereby by Transferee have been duly authorized by all necessary partnership action and this Agreement is a valid and binding agreement of Transferee, enforceable against Transferee in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws.

           (b) NO RESTRICTIONS UPON TRANSFEREE. Transferee is not subject to any restriction, agreement, law, judgment or decree which would prohibit or be violated by the execution and delivery hereof or the consummation of the transactions contemplated hereby, and no consent or approval is required to be obtained by Transferee from any third party or governmental agency with respect to this Agreement or the consummation of the transactions contemplated hereby.


                                   ARTICLE 5

                                   COVENANTS

     5.1 TRANSFERORS' COVENANTS. Transferors covenant and agree to the following, which covenants and agreements shall survive Closing, shall have been complied with as of the Closing Date, and shall not be deemed merged in the conveyance contemplated herein:

           (a) LITIGATION, CLAIMS, OR PROCEEDINGS. In the event a lien, claim, or cause of action affecting the Interest should arise prior to Closing, Transferors shall advise Transferee in writing (or if discovered by Transferee, Transferee shall advise Transferors in writing), and Transferors shall use commercially reasonable efforts to satisfy any such matter prior to Closing and furnish Transferee with evidence thereof.

           (b) ASSESSMENTS. If any governmental agency or authority gives notice prior or subsequent to Closing of any improvements, liens, supplemental tax bills or special assessments made or to be made against the Interest which relate to time periods prior to Closing, Transferors shall satisfy and indemnify Transferee from any such claim and shall furnish Transferee evidence thereof.

           (c) LIENS. From the Contract Date to the Closing Date, Transferors shall not sell, assign, or create any right, title, or interest whatsoever in or to any of the Interest, or create or permit to exist any liens, encumbrance, or charge thereon, without promptly discharging same prior to the Closing.

           (d) CONTRACTS. Transferors agree not to enter into any contracts, commitments, leases, or agreements after the date hereof to which the Interest or the Transferee may be or may become subject without the express written approval of Transferee, which shall not be unreasonably withheld.

           (e) VIOLATION OF REPRESENTATIONS. From the Contract Date to the Closing Date, Transferors shall not take any action or omit to take any action which action or omission would have the effect of violating, in any material respect, any of the representations, warranties, or covenants of Transferors contained in this Agreement.

           (f) ACCESS PENDING CLOSING. From the date hereof to and including the Closing Date, Transferors shall cause Transferee and its accountants and other representatives to have the right of full and complete access to the books, records, offices and other facilities of Transferors during normal business hours, for the purpose of making such investigation of the financial condition and operations of Transferors as Transferee may reasonably deem necessary.

           (g) CONSENT OF THIRD PARTIES. Prior to the Closing, Transferors shall obtain or cause to be obtained all consents and other approvals of all lessors, lenders, governmental authorities and other third parties which are required to be obtained by Transferors as a result of the transactions contemplated by this Agreement which consents and approvals shall continue each applicable lease, loan or other arrangement on substantially identical terms as exist on the date hereof.

           (h) GOOD STANDING CERTIFICATES. On or before the Closing Date, Transferors, at their expense, shall deliver to Transferee UCC, judgment and tax lien search reports and Certificates of Good Standing with respect to Transferors.

           (i) FURTHER ACTIONS. After the Closing, Transferors will take all actions necessary to complete the Interest conversion.

           (j) CLOSING CONDITIONS. Transferors shall use their best efforts to cause the conditions specified in Article 7 hereof which require satisfaction by Transferors to be satisfied on or before the Closing Date.

     5.2 TRANSFEREE'S COVENANTS. Transferee hereby covenants and agrees with Transferors as follows:

           (a) CLOSING CONDITIONS. Transferee will use its best efforts to cause the conditions specified in Article 7 hereof which require satisfaction by Transferee to be satisfied on or before the Closing Date.


                                  ARTICLE 6

                            CONDITIONS PRECEDENT

     6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TRANSFEREE. Transferee's obligation to complete the Interest conversion pursuant to this Agreement shall be subject to the satisfaction, prior to the Closing Date, of all of the following conditions precedent, each of which is for the benefit of Transferee and may be waived by Transferee in its sole discretion:

           (a) all representations and warranties of Transferors set forth in the Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent such representations or warranties relate to a specific date, in which case they shall be true and correct in all material respects as of such specific date; and

           (b) Transferors shall have performed, in all material respects, all of their covenants and obligations under this Agreement.

     6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TRANSFERORS. Transferors' obligation to complete the conversion of the Interest to Transferee pursuant to this Agreement shall be subject to the satisfaction, prior to the Closing Date, of all of the following conditions precedent, each of which is for the benefit of Transferors and may be waived by Transferors in their sole discretion:

           (a) all of the representations and warranties of Transferee set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent such representations or warranties relate to a specific date, in which case they shall be true and correct in all material respects as of such specific date; and

           (b) Transferee shall have performed, in all material respects, all of its covenants and obligations under this Agreement.

     6.3 IPO CONDITION. The obligation of either Transferors or Transferee to close the transaction contemplated hereby is, at the option of each party, subject to the consummation of the IPO (the "IPO Condition").


                                  ARTICLE 7

                                   CLOSING

     7.1 TIME AND PLACE. The Closing of the transaction contemplated hereby ("Closing") shall take place at the offices of Transferee's attorney on a date (the "Closing Date") to be specified by written notice from Transferee to Transferors. Unless the parties otherwise agree, it is contemplated that the Closing shall take place concurrently with the consummation of the IPO. In any event, the Closing shall take place immediately prior to the closing of the transactions contemplated by those Contribution Agreements described in Exhibit 1 hereto.

     7.2 TRANSFERORS' DELIVERIES. On or before the Closing Date, Transferors shall deliver or cause to be delivered to Transferee the following documents, each of which shall be in form and substance reasonably acceptable to
Transferee:

           (a) Such instruments of transfer as Transferee may reasonably request to effect the completion of the conversion of the Interest in accordance herewith;

           (b) Transferors' certificate dated as of the Closing Date confirming the representations and warranties of Transferors under Section 4.1 hereof and, if applicable, describing any change in facts or circumstances which would make any of such representations or warranties untrue as of the Closing Date;

           (c) Such evidence as may be reasonably satisfactory to Transferee evidencing the due authorization, execution and delivery of this Agreement and the other documents to be executed in connection herewith by Transferors;

           (d) Transferors shall have delivered all consents to the transaction contemplated hereby as Transferee may deem necessary or desirable; and

           (e) Such other documents, instruments, certifications and confirmations as may be necessary or appropriate to comply with the provisions of this Agreement to fully effect and consummate the transactions contemplated hereby (including, without limitation, the execution and delivery of the Property Lease by Lessee and the execution and delivery of the other conveyance documentation pertaining to the Lessee Property as contemplated by Section 2.2 hereof).

     7.3 TRANSFEREE'S DELIVERIES. On or before the Closing Date, Transferee shall deliver or cause to be delivered to Transferors the following documents or other deliveries, each of which shall be in form and substance reasonably acceptable to Transferors:

           (a) Transferee shall deliver a certified copy of its Certificate of Limited Partnership, as amended from time to time and a certified copy of a resolution of its general partner, authorizing the execution and delivery of this Agreement and the performance of its obligations hereunder;

           (b) Transferee's certificate dated as of the Closing Date confirming the representations and warranties of Transferee under Section 4.2 hereof and, if applicable, describing any change in facts or circumstances which would make any of such representations or warranties untrue as of the Closing Date;

           (c) The Units;

           (d) The Options;

           (e) the Cash Consideration; and

           (f) Such other documents, instrument, certifications and confirmations as may be necessary or appropriate to comply with the provisions of this Agreement to fully effect and consummate the transactions contemplated hereby (including, without limitation, the execution and delivery of the Property Lease by Transferee and the execution and delivery of the other conveyance documentation pertaining to the Lessee Property as contemplated by Section 2.2 hereof).

     7.4 CONCURRENT TRANSACTIONS. All documents or other deliveries required to be made by Transferee or Transferors at Closing, and all transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Transferee, or its nominee, and Transferors shall have been made, and all concurrent or other transactions shall have been consummated.


                                  ARTICLE 8

                               INDEMNIFICATION

     8.1 TRANSFERORS' INDEMNITY. Transferors hereby agree to indemnify, defend and hold harmless Transferee, and its partners, members, officers, shareholders, directors, employees and agents from and against any and all losses, liabilities, fines and penalties and damages (including, without limitation, any damages or injury to persons, property or the environment as provided hereunder), or actions or claims in respect thereof (including, without limitation, amounts paid in settlement and reasonable cost of investigation, reasonable attorneys' fees and other legal expenses), resulting from third party claims (based upon the allegations set forth in such claims and whether or not ultimately successful) to which Transferee, and its partners, members, officers, shareholders, directors, employees and agents may become subject or which Transferee, and its partners, members, officers, shareholders, directors, employees and agents may suffer or incur, either directly or indirectly, insofar as such losses, liabilities or damages (or actions or claims in respect thereof) arise out of, are with respect to, or are based upon:

                 (i) Transferors' breach of any representation or warranty set forth in this Agreement; or

                 (ii) Transferors' default in the performance of any of
            Transferors' covenants set forth in this Agreement.

     8.2 TRANSFEREE'S INDEMNITY. Transferee hereby agrees to indemnify, defend and hold Transferors harmless from and against any and all losses, liabilities, fines and penalties and damages (including, without limitation, any damages or injury to persons, property or the environment as provided hereunder), or actions or claims with respect thereto, except for liabilities specifically assumed by Transferors pursuant to the terms of this Agreement (including, without limitation, amounts paid in settlement and reasonable costs of investigation, reasonable attorneys' fees and other legal expenses) resulting from third party claims (based upon the allegations set forth in such claims whether or not ultimately successful) to which Transferors may become subject or which Transferors may suffer or incur, either directly or indirectly, insofar as such losses, liabilities or damages (or actions or claims in respect thereof) arise out of, are with respect to, or are based upon:

                 (i) Transferee's breach of any representation or warranty set forth in this Agreement or a breach of any covenant of Transferee contained herein; or

                 (ii) Transferee's default in the performance of any of
            Transferee's covenants set forth in this Agreement.


                                  ARTICLE 9

                                   DEFAULT

     9.1 TRANSFEREE DEFAULT. Notwithstanding anything to the contrary contained in this Agreement, if (a) the conversion of the Interest is not consummated due to Transferee's failure to perform any act required of Transferee hereunder, and (c) all of the conditions precedent to Transferee's obligation to close have been satisfied or waived by Transferee, then Transferors shall execute and deliver to Transferee written notice of such breach, which notice shall set forth complete information above the nature of the breach. Transferee shall have a period of three (3) business days to cure such breach. If such breach remains uncured beyond the three (3) business day period described above, then, as Transferors' sole and exclusive remedy in lieu of all other legal or equitable remedies shall be either: (i) to cancel this Agreement, in which event Transferors shall have the right to recover from Transferee all of Transferors' actual, reasonable out-of-pocket third party costs, fees and expenses incurred in connection with this transaction, or (ii) to specifically enforce the provisions of this Agreement. Nothing herein shall be deemed to limit, in any manner, Transferee's indemnity obligations described in Section 8.2 hereof.

     9.2 TRANSFERORS' DEFAULT. Notwithstanding anything to the contrary contained in this Agreement, if Transferors fail to perform any act required of Transferors hereunder, or otherwise are in breach of any of their representations or warranties hereunder, then Transferee shall execute and deliver to Transferors written notice of such default or breach, which notice shall set forth complete information about the nature of the default or breach. Transferors shall have a period of three (3) business days to cure such default or breach. If such default or breach remains uncured beyond the three
(3) business day period described above, then Transferee's sole and exclusive remedy, in lieu of any and all other remedies at law or in equity shall be either: (i) to cancel this Agreement, in which event Transferee shall have the right to recover from Transferors all of Transferee's actual, reasonable out-of-pocket third party costs, fees and expenses incurred in connection with this transaction, or (ii) to specifically enforce the provisions of this Agreement. Nothing herein shall be deemed to limit, in any manner, Transferors' indemnity obligations described in Section 8.1 hereof.

                                 ARTICLE 10

                                  BROKERAGE

     10.1 BROKERAGE. Transferors hereby represent and warrant to Transferee that Transferors have not dealt with any broker or finder with respect to the transaction contemplated hereby and Transferors hereby agree to indemnify, defend and hold harmless Transferee for any claim for brokerage commission or finder's fee asserted by any person, firm or corporation claiming to have been engaged by Transferors. Transferee hereby represents and warrants to Transferors that Transferee has not dealt with any broker or finder in respect to the transaction contemplated hereby and Transferee hereby agrees to indemnify, defend and hold harmless Transferors for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation claiming to have been engaged by Transferee.


                                   ARTICLE 11

                                    NOTICES

     11.1 NOTICES. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally, or transmitted by facsimile (provided that the original thereof together with the facsimile confirmation sheet shall thereafter be promptly sent by regular United States Mail), or sent by United States registered or certified mail, return receipt requested, or sent by overnight express courier, postage prepaid, and shall be addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally, or two (2) business days after deposit in the mails, if mailed as aforesaid, or one (1) business day after deposit with an overnight express courier, or immediately upon being sent by facsimile transmission. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

          If to Transferee:                 APGM Limited Partnership
                                            Building 106, Montgomery Street
                                            Presidio Main Post, P.O. Box 29355
                                            San Francisco, California 94129
                                            Attn:  Mr. George Haworth
                                            Facsimile:  415/561-4680

          If to Transferors:                Arnold Palmer Golf Management LLC
                                            Building 106, Montgomery Street
                                            Presidio Main Post P.O. Box 29355
                                            San Francisco, California  94129
                                            Attn:  Peter Nanula

                                            Facsimile:  (415) 561-4680



                                 ARTICLE 12

                            ADDITIONAL COVENANTS

     12.1 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby.

     12.2 FURTHER ASSURANCES. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby.

     12.3 SURVIVAL AND BENEFIT. All agreements, obligations and indemnities of the parties shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Except as otherwise expressly set forth herein, all representations, warranties and indemnities shall survive Closing for a period of one (1) year; provided, however, that if Transferors and Transferee mutually agree to a different survival period in a given Closing document, claims for indemnification made pursuant to such Closing document shall be governed by such document.

     12.4 NO THIRD PARTY BENEFITS. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.

     12.5 TRANSFEREE'S INVESTIGATION AND INSPECTIONS. Any investigation or inspection conducted by Transferee, or any agent or representative of Transferee, pursuant to this Agreement, in order to verify independently Transferors' satisfaction of any conditions precedent to Transferee's obligations hereunder or to determine whether Transferors' warranties are true and accurate, shall not affect, or constitute a waiver by Transferee of, any of Transferors' obligations hereunder or Transferee's reliance thereon.

     12.6 INTERPRETATION. The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or Sections to which they apply or otherwise affect the interpretation hereof. This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day. Otherwise all references herein to "days" shall mean calendar days. Time is of the essence of this Agreement.

     12.7 GOVERNING LAW. With respect to general issues regarding enforcement of this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. With respect to specific issues relating to a particular golf course property, the laws of the state where the subject Improvements are located shall govern and control.

     12.8 ATTORNEYS' FEES. In any action or proceeding involving this Agreement or the contents hereof, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable costs and expenses in such action or proceeding, including reasonable attorneys' fees.

     12.9 ASSIGNMENT. Neither party shall have the right to assign this Agreement, or any interest herein, to any other person or entity, without first having obtained the prior written consent of the other party (which consent may be withheld at the other party's sole and exclusive discretion).

     12.10 OFFER AND ACCEPTANCE. Delivery by Transferee to Transferors of a copy of this Agreement executed by Transferee shall constitute an offer to convert the Interest upon the terms and conditions herein set forth which shall be effective for a period of seventy-two (72) hours following the time of such delivery. If Transferors fail to deliver a fully executed counterpart of this Agreement to Transferee prior to expiration of such seventy-two (72) hour period, then at Transferee's sole option, said offer may be revoked and rescinded in its entirety at any time thereafter, and upon such revocation and rescission, said offer and this Agreement shall have no further force or effect.


                         [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                TRANSFEREE:

                                APGM LIMITED PARTNERSHIP, a Delaware
                                limited partnership

                                By:  PALMER MANAGEMENT, LLC, a Delaware
                                     limited liability company, its
                                     general partner

                                     By:  ARNOLD PALMER GOLF MANAGEMENT LLC,
                                          a Delaware limited liability company,
                                          its managing member


                                     By: /s/ George T. Haworth
                                         ---------------------
                                     Name: George T. Haworth
                                     Title: CFO, Secretary & Treasurer


                                TRANSFERORS:

                                ARNOLD PALMER GOLF MANAGEMENT LLC, a
                                Delaware limited liability company


                                By:  /s/ Peter J. Nanula
                                     -------------------
                                Name: Peter J. Nanula
                                Title: President

                                ORONOQUE GOLF, LLC, a Delaware limited
                                liability company

                                By:  ARNOLD PALMER GOLF MANAGEMENT LLC,
                                     a Delaware limited liability company,
                                     its managing member

                                     By:  /s/ Peter J. Nanula
                                          -------------------
                                     Name: Peter J. Nanula
                                     Title: President